                                                                   EXHIBIT 5.1


                     [ANDREWS & KURTH L.L.P. LETTERHEAD]


                                November 13, 1996




Monterrey Resources, Inc.
5201 Truxtun Avenue
Suite No. 100
Bakersfield, California 93309

Gentlemen:


         We have acted as counsel for Monterrey Resources, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") relating to the registration of the offering and sale of 250,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock").


         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued and sold by the Company, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to laws of the United States and of the State of Texas and the corporate law of the State of Delaware.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


         This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                        Very truly yours,


                                        ANDREWS & KURTH L.L.P.